Exhibit 23.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors:

Global Industries, Inc.

We consent to the use of our report dated July 25, 2007, in this Registration Statement on Form SB-2 of Global Industries, Inc. for the registration of shares of its common stock.  We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

We also consent to the reference to our firm under the heading "Experts" appearing herein.

/s/ LBB & Associates Ltd., LLP
LBB & Associates Ltd., LLP
Houston, Texas

October 23, 2007